CENTRAL AND SOUTH WEST CORPORATION
        AGGREGATE INVESTMENT IN EXEMPT ENTITIES
               As of September 30, 1999
                     (UNAUDITED)





                                          (millions)

Frontera                                       $ 165.0
Newgulf                                           18.9
Enertek                                           34.0
Vale                                             182.9
Guna                                               0.4
Chile                                            114.2
SEEBOARD                                         829.0
                                        ---------------

                                               1,344.4
                                        ---------------


Less Non-Recourse Funds from Operations
     and Third Party Financing:

144a Bonds                                       200.0
SEEBOARD                                         171.8
Vale                                              10.6
Chile                                              6.6
                                        ---------------

                                                 389.0
                                        ---------------

Net Aggregate Investment                       $ 955.4
                                        ===============